                                  EXHIBIT 2.1

                                MERGER AGREEMENT

         This MERGER AGREEMENT ("AGREEMENT") is made and entered into as of the 2nd day of March, 2001, by and among VALESC INC., a New Jersey corporation having an office at 32 West Lafayette Road, Princeton, New Jersey 08540 ("SELLER"), and NETCENTRAL CAPITAL FUND, INC., a Delaware corporation having an office at 1422 Chestnut Street, Suite 410, Philadelphia, Pennsylvania 19102 ("BUYER").

                                    RECITALS

     A. The Board of Directors of Seller and the Sole Director of Buyer believe that it is in the best interest of their respective companies and in the best interest of the shareholders of their respective companies that Seller and Buyer combine to form a single entity through the merger of Seller into Buyer (the "MERGER"), and, in furtherance thereof, have approved the Merger. Pursuant to the Merger, among other things, outstanding shares of the Common Stock of Seller (the "SELLER'S STOCK"), shall be converted into the right to receive an aggregate of eight million nine hundred sixty-four thousand eight (8,964,008) shares of the Common Stock of Buyer (the "BUYER'S STOCK"), at the rate set forth herein.

     B. Seller and Buyer desire to make certain representations and warranties and other agreements in connection with the Merger.

     The parties hereto, intending to be legally bound hereby, agree as follows:

     1. THE MERGER. At the Effective Time (as defined in Section 2), and subject to and upon the terms and conditions of this Agreement, the Agreement and Plan of Merger attached hereto as Exhibit "A" (the "AGREEMENT AND PLAN OF MERGER") and the applicable provisions of Delaware General Corporation Law ("DELAWARE LAW") and the New Jersey Business Corporation Law ("NEW JERSEY LAW"), Seller shall be merged with and into Buyer, the separate corporate existence of Seller shall cease, and Buyer shall continue as the surviving corporation of the Merger. Buyer, as the surviving corporation after the Merger, is sometimes referred to herein as the "SURVIVING CORPORATION".

     2. CLOSING; EFFECTIVE TIME. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place as soon as practicable after the shareholders of Seller shall have approved such transactions, but in no event later than twenty (20) days after the date hereof. In connection with the Closing, the parties shall cause the Merger to be consummated by filing the Agreement and Plan of Merger with Department of State of the States of Delaware and New Jersey, in accordance with the relevant provisions of Delaware Law and New Jersey Law (the time of such filing being the "EFFECTIVE TIME").

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     3. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Agreement and Plan of Merger and the applicable provisions of Delaware Law and New Jersey Law. At the Effective Time, all of the property, rights, privileges and powers of Seller and Buyer shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller and Buyer shall become the debts, liabilities and duties of the Surviving Corporation.

     4. CERTIFICATE OF INCORPORATION; BY-LAWS.

        (a) At the Effective Time, the Certificate of Incorporation of Buyer, as amended pursuant to the Agreement and Plan of Merger, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such Certificate of Incorporation.

        (b) At the Effective Time, the By-laws of Buyer, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter amended as provided by Delaware Law, the Certificate of Incorporation of the Surviving Corporation and such By-laws.

     5. DIRECTORS AND OFFICERS. At the Effective Time, the directors of Seller immediately prior to the Effective Time shall be the directors of the Surviving Corporation, and the officers of Seller immediately prior to the Effective Time shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

     6. EFFECT ON CAPITAL STOCK. By virtue of the Merger and without any action on the part of Buyer, Seller or their respective shareholders, each issued and outstanding share of the Seller's Stock shall be converted into the right to receive the Per Share Consideration, payable to the holder thereof, upon surrender of the certificate formerly representing such share in the manner provided in Section 7. All such shares of the Seller's Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of the Seller's Stock shall cease to have any rights with respect thereto, except the right to receive the Per Share Consideration therefor upon the surrender of such certificate in accordance with Section 7. SCHEDULE 6 sets forth, as of the date hereof, by holder, the number of outstanding shares of the Seller's Stock and the holders thereof. For purposes of this Agreement, "PER SHARE CONSIDERATION" means two shares of Buyer's Stock for each share of Seller's Stock.

     7. SURRENDER OF CERTIFICATES; EXCHANGE PROCEDURE. Promptly after the Effective Time, all of the shareholders of Seller shall deliver to the Surviving Corporation the certificates (each, a "STOCK CERTIFICATE"), which immediately prior to the Effective Time represented outstanding shares of the Seller's Stock, whose shares were converted into the right to receive the Per Share Consideration pursuant to Section 6. Upon surrender of a Stock Certificate for cancellation, along with a duly executed stock power, to the Surviving Corporation, the holder of such Stock Certificate shall be entitled to receive in exchange therefor, the Per Share Consideration, which such holder has the right to receive pursuant to Section 6, and the Stock Certificate so


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surrendered shall be canceled. Until so surrendered, each Stock Certificate that, prior to the Effective Time, represented shares of the Seller's Stock will be deemed, from and after the Effective Time for all corporate purposes other than for the payment of dividends, to evidence the right to receive the Per Share Consideration in accordance with Section 6.

     8. SELLER'S REPRESENTATIONS AND WARRANTIES. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has the power and authority to own and use its assets and to carry on its business as it is now conducted. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller in accordance with its terms. The execution, delivery and performance of the Agreement will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract, agreement, instrument, judgment, order, decree, law, rule or regulation applicable to Seller or by which Seller is bound. The execution, delivery and performance of this Agreement will not contravene or violate or constitute a breach of the terms of Seller's Certificate of Incorporation or By-laws.

     9. BUYER'S REPRESENTATIONS AND WARRANTIES.

        (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own and use its assets and to carry on its business as it is now conducted. This Agreement has been duly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer in accordance with its terms. The execution, delivery and performance of the Agreement will not conflict with, result in a breach of, or entitle any party to terminate or call a default with respect to any contract, agreement, instrument, judgment, order, decree, law, rule or regulation applicable to Buyer or by which Buyer is bound. The execution, delivery and performance of this Agreement will not contravene or violate or constitute a breach of the terms of Buyer's Certificate of Incorporation or By-laws.

        (b) The authorized capital of Buyer consists of one hundred million (100,000,000) shares of common stock, no par value per share. As of the Effective Time, there will be two hundred seventy seven thousand two hundred thirty seven (277,237) outstanding shares of the Buyer's Stock. All of the outstanding shares of the Buyer's Stock have been duly authorized and are fully paid and nonassessable. There are no outstanding options or agreements under which any person or entity has the right, present or future, to acquire any shares of the Buyer's Stock or any rights therein. The Buyer's Stock to be issued as part of the Per Share Consideration shall be duly authorized and fully paid and nonassessable.

     10. DELIVERIES. At Closing, Seller shall have delivered to the Surviving Corporation, the Stock Certificates representing all of the issued and outstanding shares of the Seller's Stock, together with duly executed stock transfer powers in favor of the Surviving Corporation or such other endorsements, assignments or other good and sufficient instruments of sale, transfer and assignment, to transfer to the Surviving Corporation good and marketable title to the Seller's Stock free and clear of all liens, restrictions, security interests and encumbrances whatsoever.


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Also, at Closing, the Surviving Corporation shall have delivered to Seller the
Per Share Consideration.

     11. SURVIVAL. All representations and warranties made by the parties herein shall survive the Closing.

     12. TERMINATION. At any time prior to Closing, this Agreement may be terminated and the Merger may be abandoned: (a) by mutual consent of the parties, duly authorized by the Board of Directors of Seller and the Sole Director of Buyer; or (b) by Seller, if Seller shall not have received the approval of the shareholders of Seller to consummate the transactions contemplated herein.

     13. EFFECT OF TERMINATION. In the event of the termination of this Agreement as provided in Section 12, this Agreement shall become void and there shall be no liability or obligation on the part of Buyer or Seller or their respective officers, directors, shareholders or affiliates, except as a result of any breach by a party hereto of any of its representations or warranties contained in this Agreement.

     14. INDEMNIFICATION. Each party shall indemnify, defend and hold the other party and its officers, directors, shareholders and affiliates, and all of their heirs, personal representatives, successors and assigns, harmless from and against all liability, loss, claim or damage, together with all reasonable costs and expenses related thereto (including reasonable legal fees and expenses), suffered, sustained, incurred or required to be paid by any of them, by reason of or arising out of or relating to such party's breach of the representations and warranties contained in this Agreement.

     15. NOTICES. All notices, demands and other communications to be made hereunder shall be given in writing and sent to the addresses first set forth above, and shall be deemed to have been duly given if personally delivered or sent by confirmed facsimile transmission, recognized overnight courier service which provides a receipt against delivery, or by certified mail, postage prepaid, return receipt requested. Notice shall be deemed effective, if personally delivered, when delivered, if sent via overnight delivery, on the first business day after being sent, and if mailed, at midnight on the third business day after deposit in the U.S. mail.

     16. GOVERNING LAW. This Agreement has been made, executed and delivered, and is to be governed, construed and enforced, in accordance with the laws of the State of Delaware.

     17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

     18. HEADINGS. The headings in this Agreement are for reference only, and shall not affect the interpretation of this Agreement.

     19. ENTIRE AGREEMENT. This Agreement and the documents attached as exhibits or schedules hereto, when executed will contain the entire agreement and understanding between


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the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior written and oral negotiations, agreements and writings.

     20. MODIFICATION. This Agreement may be amended, superseded, terminated or extended, and the terms hereof may be waived, only by a written instrument signed by all of the parties or, in the case of a waiver, signed by the party waiving compliance.

     21. PRESERVATION OF RIGHTS. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law, in equity or otherwise.

     22. PROVISIONS SEVERABLE. The provisions of this Agreement are independent of and severable from each other. No provisions will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any one or more of any of the provisions hereof may be invalid or unenforceable in whole or in part.

     23. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                                     VALESC INC.


                                     By: /s/ Jeremy Kraus
                                        -------------------------------------
                                        Jeremy Kraus, Chief Executive Officer

                                     NETCENTRAL CAPITAL FUND, INC.


                                     By: /s/ William Tay
                                        --------------------------------------
                                        William Tay, President





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                                   EXHIBIT "A"

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger is made the 22nd day of March, 2001, by and between Valesc Inc., a New Jersey corporation ("Valesc") and NetCentral Capital Fund, Inc., a Delaware corporation ("Surviving Corporation"), under which Valesc will merge with and into Surviving Corporation pursuant to the applicable provisions of the Delaware General Corporation Law and the New Jersey Business Corporation Act.

     1. MERGER OF VALESC INTO SURVIVING CORPORATION On the Effective Date (as defined in paragraph 7 hereof), Valesc will merge with and into Surviving Corporation and the separate existence of Valesc will cease. Surviving Corporation will be the Surviving Corporation and will continue its existence under Delaware law.

     2. CERTIFICATE OF INCORPORATION OF SURVIVING CORPORATION. On the Effective Date, Surviving Corporation's Certificate of Incorporation will be amended and restated to read as set forth in the Restated Certificate of Incorporation attached hereto and made a part hereof, and such amended and restated Certificate of Incorporation will become the Certificate of Incorporation of the Surviving Corporation and thereafter continue to be its Certificate of Incorporation until changed as provided by law.

     3. BY-LAWS OF SURVIVING CORPORATION. On the Effective Date, Surviving Corporation's By-Laws will become the By-Laws of the Surviving Corporation and thereafter continue to be its By-Laws until changed as provided by law.

     4. DIRECTORS AND OFFICERS OF SURVIVING CORPORATION. On the Effective Date, the directors and officers of Valesc, as then in office, will become the directors and officers of the Surviving Corporation, to serve in such capacity until the next annual meeting of the stockholders and of the directors, respectively, or until their successors have been duly elected and qualified.

     5. SHARES. On the Effective Date, (a) each then issued and outstanding share of the stock of Surviving Corporation will be and continue to be an issued and outstanding share of the Surviving Corporation, and (b) upon surrender of the certificates representing the shares, each then issued and outstanding share of the stock of Valesc will, by virtue of the merger and without any action on the part of the holder thereof, be exchanged for two
(2) shares of common stock of the Surviving Corporation with respect thereto.

     6. LIABILITIES AND OBLIGATIONS. On the Effective Date, the separate existence of all parties to the merger, except that of the Surviving Corporation, shall cease. All of the property, real, personal and mixed, and contract of Surviving Corporation and Valesc, and all debts due on whatever account to Surviving Corporation and Valesc, including choices in action, shall be deemed to be transferred to and vested in the Surviving Corporation, without further action, and the title to any real estate, or any interest therein, vested in Surviving Corporation and

Valesc shall not revert or be in any way impaired by reason of the merger. The Surviving Corporation shall be responsible for all the liabilities of Surviving Corporation and Valesc. Liens upon the property of Surviving Corporation and Valesc shall not be impaired by the merger and any claim existing or action or proceeding pending by or against Surviving Corporation or Valesc may be prosecuted to judgment as if the merger had not taken place, or the Surviving Corporation may be proceeded against or substituted in its place. Any taxes, penalties and public accounts claimed against Surviving Corporation and Valesc but not settled, assessed or determined prior to the Effective Date shall be settled, assessed or determined against the Surviving Corporation and, together with interest thereon, shall be a lien against the franchises and property, both real and personal, of the Surviving Corporation.

     7. APPROVAL, FILING AND EFFECTIVENESS. After this Plan has been duly approved in the manner required by law and if it is not terminated in accordance with paragraph 8 hereof, Articles of Merger will be executed and filed with the Delaware and New Jersey Departments of State. The date of such filing will be the "Effective Date" of the merger.

     8. TERMINATION. This Plan may be terminated and the merger abandoned by action of the Sole Director of Surviving Corporation and the Board of Directors of Valesc at any time prior to the Effective Date.


                                   NETCENTRAL CAPITAL FUND, INC.


                                   By:   /s/ William Tay
                                        --------------------------------------
                                         William Tay, President

                                   VALESC INC.


                                   By:   /s/ Jeremy Kraus
                                        --------------------------------------
                                         Jeremy Kraus, Chief Executive Officer















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